                                                                  Exhibit (a)(6)

       Screen Shots of Online Web Tool for Stock Option Exchange Program

Stock Options Exchange login page:
================================================================================

Stock Options Exchange Login

NT Login Id: [input box]

NT Password: [input box]

SSN or National ID*: [input box]

[Login button]

[Horizontal rule]

* Prefixing your employee number with all nines forms National ID for-non-US employees.
For example:

Employee 7890's National ID would be: ###-##-####
Employee 12's National ID would be: ###-##-####

The following Web Browser versions have been tested with this application:
Netscape 4.77; IE 5.5 SP1

================================================================================
Receipt of Stock Options Exchange Offer Document page:
================================================================================
Receipt of Stock Options Exchange Offer Document

Before accessing the Stock Options Exchange Tool please acknowledge that you have received the Tender Offer package by selecting the "Confirm Receipt of Document" button below.

[Confirm Receipt of Document button]

If you have not yet received the Tender Offer package please select the link below to download a PDF version.

[begin hyperlink] Stock Option Exchange Program Document [end hyperlink]
================================================================================

EE Stock Options Exchange page:
================================================================================
[Picture of Employee] [Employee Last Name], [Employee First and Middle Name] (Employee Preferred Name)
EE Number: [Employee Number]

General Instructions:
1.Select the YES radio button on the same line as the Stock Option you wish to Exchange.
2.Select the "Model Elections" button to model the impact of your elections. (Optional)
3.Select the "Save Elections" button to save.
4.Print your election from, and sign and date the form.
5.The signed election form must be received by HR Operations Department by 11:59 P.M. Pacific Daylight Time (PDT) Saturday, August 04, 2001. You may deliver the election form by Fax, mail or hand delivery to Portal Software, HR Operations Department, Fax # 408-572-3417, 10200 S. De Anza Blvd, Cupertino, CA 95014.

STOCK REVIEW [superscript] 1[end superscript]/OPTION EXCHANGE SELECTION

[Detail line header]
Grant  Grant  Options Unexercised  Grant Option Percent Exchange
Date  Number Granted Options  Price Type  Vested  YES NO
[Individual Detail lines for each grant]

[Save Elections button] Use this button to save your elections.

[Model Elections button] Use this button to model your elections.

[Reset Elections button] Use this button to reset your elections.

[Horizontal rule line]

Stock Options Exchange Modeling Tool
Assumed new exercise price for exchanged options: $[Input Box] Enter prices and select the Calculate button.
[Calculate button]

Assumed price on date of sale: $[Input Box]

Assumed vesting: 100%

Value[superscript]3[end superscript] if you Exchange: $[calculated value] Show me the calculations.
[Show Me button]
Value3 if you make no changes: $[calculated value]

Modeling Tool Disclaimer:

The Modeling Tool is provided to you for your convenience and is based entirely upon the future market price assumptions you enter, which may not reflect the actual market price of Portal common stock on those dates. Portal does not guarantee the accuracy of the calculations made by the Modeling Tool, or that any of the underlying assumptions will be valid, or that any of the resulting potential values will be realized.

[Various Messages to Employee at different stages of process]

Your Stock Exchange Form should have been printed, signed and sent to Human Resources.

Re-Print Final Elections for signature and forwarding to Portal Software, HR Operations Department.

Once HR has your form they will confirm your selection and update this site. Please check back in one (1) business day to verify they have received your form. To change your selection before the deadline you must complete a manual change request form and submit it to Human Resources.

Human Resources have received your Stock Election Form.

To change your selection before the deadline you must complete a manual change request form and submit it to Human Resources.

[Footnotes]
1 Grant data as of June 30, 2001
2 Options with Grant Prices less than $5.00 USD are not eligible for exchange, unless they qualify as required options.
3 Value is based on assumed sale price minus applicable exercise price.

[Horizontal rule line]

Important program notes:

Options granted after Sunday, February 04, 2001 are "required options", meaning that if you elect to exchange any of your options, these options MUST also be exchanged. When applicable, this tool will automatically change the election on this form to "YES".
Once you print your election form, you will not be able to make changes to your election using this tool.
If you need to make changes after printing and/or submitting your election form, you will need to complete a paper version of the election form located on the HR website.
A signed election form is required for participation in this program

EE Stock Selection - Portal Software Copyright 2001
================================================================================

Review Stock Options Exchange Selection page:
================================================================================

Review Stock Options Exchange Selection

The following information has been saved and will be used by Portal's stock administrator as part of the Stock Options Exchange program.

STOCK OPTION SELECTION

[Detail line header]
Grant  Grant  Options Unexercised  Grant Option Percent Exchange
Date   Number Granted Options      Price Type   Vested  YES NO

[Individual Detail lines for each grant]


Important: Options granted after Sunday, February 04, 2001 are "required options", meaning that if you are participant in the program, these options MUST be traded in. When applicable, this tool will automatically change the election on this form to "YES".

To continue, please select one of the following options:

1.Return to Stock Option Election and Modeling screen.

2.Print Final Elections for signature and forwarding to Portal Software, HR Operations Department.

IMPORTANT: Once you print your election form, you will not be able to make changes to your election using this tool.
A signed election form is required for participation in this program.
If you need to make changes after printing and/or submitting your election form, you will need to complete a paper version of the election form located on the HR website.

3.Logoff the Stock Options Exchange Tool.

You may return to finalize your election up until the deadline of 11:59 P.M. Pacific Daylight Time Saturday, August 04, 2001.

EE Stock Selection - Portal Software Copyright 2001

Modeling Calculations page:
================================================================================

Employee Stock Options Exchange - Modeling Calculations

The following data is an expansion of the calculations done on the modeling page to arrive at your stock options total value if you exchange or if you make no changes to your unexercised options.

INDIVIDUAL STOCK OPTION CALCULATIONS

                     Exchange
[Detail line header]
Grant Grant Options Unexercised Grant Exchange ReGranted Strike Price at Value1 if Cancel/ Value1 if
Date  Number  Granted  Options  Price  YES  NO  Options  Price  Sale  Regrant
No Change

[Individual Detail lines for each grant]
TOTAL $ [calculated value] $ [calculated value]

1Calculated values based on 100% vesting and does not include fees and taxes.

Close[hyperlink to close window]

EE Stock Selection - Portal Software Copyright 2001

Election form page:
================================================================================

Name: [employee name]
Employee Number: [employee number]

Election Form

If you would like to accept the Offer to exchange options, please indicate in the table below the Eligible Options you wish to exchange for New Options and which Eligible Options you do not wish to exchange. Please note that by exchanging any of your Eligible Options, you will automatically be deemed to have submitted for exchange all of your Required Options. A Required Option is any option granted to you by Portal on or after February 4, 2001, regardless of exercise price. If you choose not to participate in the Offer, you must still sign below indicating that you reject the Offer to exchange any options.

[Detail line header]
Grant  Grant  Options  Unexercised  Grant  Option  Exchange
Date  Number  Granted   Options    Price  Type      YES NO

[Individual Detail lines for each grant]

By choosing to accept the Offer to Exchange, you agree and understand that:

you have received the Offer to Exchange and understand the terms of the Offer; the Offer expires on August 4, 2001, at 11:59 P.M., Pacific Daylight Time, unless it is extended by us;
in order to receive a New Option, you must remain an employee of Portal Software or one of our subsidiaries through the date we grant the New Options. Otherwise, you will not receive any New Options or any other payment or consideration in exchange for the options you returned that were accepted for exchange and cancelled;
if your employment is terminated for any reason whatsoever before the date on which the New Options are granted, you will not receive your New Options or a return of the your old options;
neither the Offer nor your acceptance of the Offer with respect to any of your Eligible Options and Required Options changes the "at-will" nature of your employment, and either you or Portal may terminate your employment at any time, for any reason, with or without cause;
the exercise price for the New Options will be equal to the last reported sale price of Portal's common stock as reported on the Nasdaq National Market (or such other market on which our shares are traded or quoted) on the date we grant the New Options. New Options will not be granted until or promptly after (but not later than 20 days after) the first trading day that is at least six months and one day after the date we accept and cancel the options that have been returned for exchange;
the New Options may have a higher price than some or all of the options you returned for exchange, and after the grant of the New Options our common stock may trade a price below the exercise price per share of those options. Thus, depending on the exercise price of the options you returned for exchange and other factors, including the fact that fewer shares will be purchasable under the New Options than under those options returned for exchange, your New Options may be less valuable than the options that you are returning for exchange;

you will receive, in exchange for each Eligible Option and each Required Option that you return and we accept and cancel, a New Option for 75% of the number of unexercised shares purchasable under the options returned for exchange (rounded down to the nearest whole share). Thus, for every four (4) shares of common stock that are purchasable under an Eligible or Required Option returned for exchange, you will receive the right to purchase three (3) shares of common stock under the New Option;

all New Options will be granted under the 1999 Plan (with respect to returned options originally granted under the 1999 Plan or 1995 Plan) or under our 2000 Plan (with respect to returned options originally granted under the 2000 Plan), and will be non-statutory options for U.S. tax purposes, regardless of whether the options returned for exchange were ISOs;
to the extent your Eligible Options and your Required Options were granted under our 1999 Plan or our 2000 Plan, the New Options granted in exchange for those options will have substantially the same terms and conditions as those options, except for the reduced number of shares, new exercise price and a new ten-year maximum term;

the stock option agreement for each New Option will provide that any dispute relating to the option will be settled by mandatory arbitration. In addition, all new stock option agreements will contain your consent to the transfer of data related to your options and your employment among Portal entities;

New Options granted to employees located outside the United States may be subject to certain restrictions and limitations which are described in the attached country-specific Addenda. As a result, an alternative form of stock option agreement with different terms may be required for New Options granted to employees located outside the United States;

if we merge with or are acquired by another company prior to the granting of the New Options, the acquiring corporation may not assume our obligations with respect to the Offer and thus you may not receive any New Options to purchase stock of the acquiring company;

if you exchange any options pursuant to the Offer, you will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the return for exchange or upon our acceptance and cancellation of the options. In addition, the grant of the New Options is not a taxable event under current U.S. law, and you will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of grant; and

all option holders, including those subject to taxation in a foreign jurisdiction, whether by reason of their nationality, residence or otherwise, should consult with their own personal tax advisors as to the tax consequences of their participation in the Offer. Tax consequences may vary depending on each individual participant's circumstances.

================================================================================

Please sign and date where indicated, provide your home telephone number, and return this form to HR Operations by mail to Portal Software, Inc., 10200 S. De Anza Boulevard, Cupertino, California, Attn.: HR Operations or you may fax the Election Form to 408-572-3417. We must receive your Election Form before the expiration of the Offer. Forms arriving after the expiration of the Offer will not be accepted. Also, please note that you do not need to include any option letters or other documents relating to the options that you are returning, if any. Portal Software will exchange and cancel such options electronically and update your option records accordingly.

================================================================================

Signature of Owner:

[_] I ACCEPT the Offer to exchange the options marked above

[_] I DO NOT accept the Offer to exchange any options

X __________________________________ Date: _________________
Signature of Optionee

X __________________________________ Date: _________________
Signature of Optionee's Spouse

X __________________________________ Date: _________________
Signature of Trustee or Custodian

Home Telephone Number (with area code): _______________________

================================================================================